                                MERGER AGREEMENT


                                      Among


                        Fine Gold Recovery Systems Inc.,
                              a Nevada corporation,


                         Altair International Gold Inc.
                             an Ontario corporation,

                                       and

                                Trans Mar, Inc.,
                            a Washington corporation,


                                   dated as of

                                February 8, 1996

                                TABLE OF CONTENTS

                                                                          PAGE


ARTICLE 1 - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    THE PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . .   1
            (a)  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . .   1
            (b)  EFFECT OF THE MERGER. . . . . . . . . . . . . . . . . . .   2
            (c)  ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND
                 OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . .   2
            (d)  CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . .   2
            (e)  ESCROW OF SHARES. . . . . . . . . . . . . . . . . . . . .   2
            (f)  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . .   3
            (g)  FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . .   3
            (h)  ISSUANCE OF WARRANTS. . . . . . . . . . . . . . . . . . .   3
     1.2    EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . .   3
            (a)  ALTAIR TO PROVIDE COMMON STOCK. . . . . . . . . . . . . .   3
            (b)  EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . .   4
            (c)  NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF TMI . . .   4
            (d)  RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . .   4
            (e)  RESTRICTIVE LEGENDS . . . . . . . . . . . . . . . . . . .   4
     1.3    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.4    TAKING OF NECESSARY ACTION; FURTHER ACTION . . . . . . . . . .   6

ARTICLE 2 - CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER .   6
     2.2    CONDITIONS TO OBLIGATIONS OF FINE GOLD AND ALTAIR. . . . . . .   7
     2.3    CONDITIONS TO OBLIGATIONS OF TMI . . . . . . . . . . . . . . .   9

ARTICLE 3 - COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . .  11
     3.1    PRE-MERGER COVENANTS . . . . . . . . . . . . . . . . . . . . .  11
            (a)  NOTICES AND CONSENTS. . . . . . . . . . . . . . . . . . .  11
            (b)  OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . .  11
            (c)  AFFILIATED TRANSACTIONS . . . . . . . . . . . . . . . . .  11
            (d)  PRESERVATION OF BUSINESS. . . . . . . . . . . . . . . . .  11
            (e)  FULL ACCESS . . . . . . . . . . . . . . . . . . . . . . .  11
            (f)  NOTICE OF DEVELOPMENTS. . . . . . . . . . . . . . . . . .  11
            (g)  EXCLUSIVITY . . . . . . . . . . . . . . . . . . . . . . .  12
            (h)  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .  12
            (i)  INFORMATION REGARDING HOLDERS OF TMI COMMON STOCK . . . .  12
            (j)  HART-SCOTT-RODINO ACT EXEMPTION . . . . . . . . . . . . .  12
            (k)  RECOVERY OF SERIES 24 JIG . . . . . . . . . . . . . . . .  12
            (l)  REDUCTION OF LONG-TERM DEBT . . . . . . . . . . . . . . .  12

ARTICLE 4 - ADDITIONAL AGREEMENTS, REPRESENTATIONS AND WARRANTIES. . . . .  12
     4.1    POST-MERGER COVENANTS. . . . . . . . . . . . . . . . . . . . .  12
            (a)  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . .  12
            (b)  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .  13
            (c)  TAX TREATMENT . . . . . . . . . . . . . . . . . . . . . .  14
     4.2    SECURITIES MATTERS . . . . . . . . . . . . . . . . . . . . . .  15

            (a)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .  15
            (b)  ASSISTANCE OF TMI . . . . . . . . . . . . . . . . . . . .  15
            (c)  NO ASSURANCES . . . . . . . . . . . . . . . . . . . . . .  15
     4.3    FILES AND RECORDS. . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .  15
     5.1    REPRESENTATIONS AND WARRANTIES OF TMI. . . . . . . . . . . . .  15
            (a)  DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF TMI . .  16
            (b)  OUTSTANDING CAPITAL STOCK . . . . . . . . . . . . . . . .  16
            (c)  ARTICLES OF INCORPORATION AND BYLAWS. . . . . . . . . . .  16
            (d)  AUTHORITY AND ENFORCEABILITY. . . . . . . . . . . . . . .  16
            (e)  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . .  16
            (f)  CONSENTS AND APPROVALS; NO VIOLATION. . . . . . . . . . .  17
            (g)  CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . .  17
            (h)  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . .  17
            (i)  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . .  17
            (j)  NO MATERIAL ADVERSE CHANGES . . . . . . . . . . . . . . .  18
            (k)  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . .  18
            (l)  CONTRACTS AND COMMITMENTS . . . . . . . . . . . . . . . .  18
            (m)  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . .  19
            (n)  TITLE TO PROPERTIES AND CONDITION OF ASSETS . . . . . . .  19
            (o)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .  20
            (p)  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . .  20
            (q)  CERTAIN INTERESTS . . . . . . . . . . . . . . . . . . . .  20
            (r)  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . .  20
            (s)  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . .  21
            (t)  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .  21
            (u)  TMI DISCLOSURE SCHEDULES. . . . . . . . . . . . . . . . .  21
     5.2    REPRESENTATIONS AND WARRANTIES OF FINE GOLD. . . . . . . . . .  21
            (a)  DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF FINE
                 GOLD. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
            (b)  AUTHORITY AND ENFORCEABILITY. . . . . . . . . . . . . . .  22
            (c)  CONSENTS AND APPROVALS; NO VIOLATION. . . . . . . . . . .  22
            (d)  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .  22
     5.3    REPRESENTATIONS AND WARRANTIES OF ALTAIR . . . . . . . . . . .  22
            (a)  DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF ALTAIR.  22
            (b)  AUTHORITY AND ENFORCEABILITY. . . . . . . . . . . . . . .  22
            (c)  CONSENTS AND APPROVALS; NO VIOLATION. . . . . . . . . . .  23
            (d)  OWNERSHIP AND CONTROL OF FINE GOLD BY ALTAIR. . . . . . .  23
            (e)  CAPITAL STRUCTURE OF ALTAIR . . . . . . . . . . . . . . .  23
            (f)  SEC DOCUMENTS . . . . . . . . . . . . . . . . . . . . . .  23
            (g)  NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  24
            (h)  COMPLIANCE WITH APPLICABLE LAWS . . . . . . . . . . . . .  24
            (i)  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . .  24
            (j)  DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 6 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.2    PRESS RELEASES AND ANNOUNCEMENTS . . . . . . . . . . . . . . .  26
     6.3    NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . .  26
     6.4    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . .  26

     6.5    SUCCESSION AND ASSIGNMENT. . . . . . . . . . . . . . . . . . .  26
     6.6    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.7    HEADINGS AND REFERENCES. . . . . . . . . . . . . . . . . . . .  26
     6.8    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.9    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.10   AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . .  28
     6.11   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.12   CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.13   INCORPORATION OF EXHIBITS AND SCHEDULES. . . . . . . . . . . .  28
     6.14   REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.15   ATTORNEY'S FEES. . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 7 - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  29
            ASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Altair Common Stock. . . . . . . . . . . . . . . . . . . . . .  29
            Articles of Merger . . . . . . . . . . . . . . . . . . . . . .  29
            CCJ. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Confidential Information . . . . . . . . . . . . . . . . . . .  29
            Dissenting Shareholder . . . . . . . . . . . . . . . . . . . .  29
            Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . .  29
            ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
            Effective Time . . . . . . . . . . . . . . . . . . . . . . . .  29
            Environmental Laws . . . . . . . . . . . . . . . . . . . . . .  30
            Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . .  30
            Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Financial Statements . . . . . . . . . . . . . . . . . . . . .  30
            Fine Gold Common Stock . . . . . . . . . . . . . . . . . . . .  30
            GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Governmental Authority . . . . . . . . . . . . . . . . . . . .  30
            Hazardous Material . . . . . . . . . . . . . . . . . . . . . .  30
            Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Intellectual Property. . . . . . . . . . . . . . . . . . . . .  30
            Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Liability. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
            Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Ordinary Course of Business. . . . . . . . . . . . . . . . . .  31
            Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . .  31
            SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Securities Act . . . . . . . . . . . . . . . . . . . . . . . .  31
            Security Interest. . . . . . . . . . . . . . . . . . . . . . .  31
            Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

            Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            TMI Common Stock . . . . . . . . . . . . . . . . . . . . . . .  31
            TMI Disclosure Schedules . . . . . . . . . . . . . . . . . . .  31
            TMI Options. . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Warrant. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
            Warrant Certificate. . . . . . . . . . . . . . . . . . . . . .  31
            Warrant Shares . . . . . . . . . . . . . . . . . . . . . . . .  31
            Washington Act . . . . . . . . . . . . . . . . . . . . . . . .  32

                                MERGER AGREEMENT


     THIS MERGER AGREEMENT (the "AGREEMENT") is entered into as of February 8, 1996 by and among FINE GOLD RECOVERY SYSTEMS INC., a Nevada corporation ("FINE GOLD"), ALTAIR INTERNATIONAL GOLD INC., an Ontario corporation ("ALTAIR"), and TRANS MAR, INC., a Washington corporation ("TMI"). Fine Gold, Altair and TMI are referred to collectively herein as the "PARTIES" and individually as a "PARTY".

     Capitalized terms used herein and not otherwise defined herein have the meanings set forth in Article 7.

     The respective boards of directors of Fine Gold, Altair and TMI have approved the transactions contemplated hereby and Fine Gold, Altair and TMI have determined that it is advisable to consummate the merger described in Article 1 (the "MERGER") as a reorganization under Section 368(a)(1)(A) of the Code, as a result of which: (i) TMI will be merged into Fine Gold in accordance with the laws of the States of Nevada and Washington, (ii) all of the capital stock of TMI issued and outstanding before the Merger will be converted into shares of Altair Common Stock, and (iii) Fine Gold will be the surviving corporation after the Merger, all of whose issued and outstanding capital stock will be owned by Altair; all on the terms and subject to the conditions set forth in this Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

                             ARTICLE 1 - THE MERGER

     1.1 THE PLAN OF MERGER. In connection with the Merger and the reorganization under Code Section 368(a)(1)(A), the respective boards of directors of Fine Gold and Altair have duly adopted and approved, Altair, in its capacity as the sole shareholder of Fine Gold, has approved, and the board of directors of TMI approved and has resolved to submit to the shareholders of TMI for approval, a plan of merger (the "PLAN OF MERGER") required by Section 17 of 1995 Nev. SB 433, 768th Sess. Nev. Leg., 1995 Nev. Stat. 586 (the "NEVADA ACT") and the Washington Business Corporation Act (the "WASHINGTON ACT"), which Plan of Merger includes, among other things, provisions to the following effect:

          (a) THE MERGER. At the Effective Time, in accordance with this Agreement, Section 33 of the Nevada Act, and Section 23B.11.070 of the Washington Act, TMI shall be merged with and into Fine Gold, the separate existence of TMI shall cease, and Fine Gold shall continue as the surviving corporation. Fine Gold, in its capacity as the corporation surviving the merger, sometimes is referred to herein as the "SURVIVING CORPORATION".

          (b) EFFECT OF THE MERGER. At the Effective Time, the Merger shall have the effect provided for in Section 33 of the Nevada Act and Section 23B.11.060 of the Washington Act.

          (c) ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of Fine Gold, as in effect immediately prior to the Effective Time, shall, except as amended by the Articles of Merger to be filed in respect of the Merger (which include the Plan of Merger attached thereto as an exhibit), in the form set forth as Exhibit 1.1(c) hereto, in accordance with Section 28 of the Nevada Act and Section 23B.11.050 of the Washington Act (the "ARTICLES OF MERGER"), be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under applicable law. The directors of Fine Gold holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at the Effective Time. The officers of Fine Gold holding office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at the Effective Time.

          (d)  CONVERSION OF SECURITIES.

               (i) Subject to the provisions of Section 1.1(e), at the Effective Time, by virtue of the Merger and without any further action on the part of Fine Gold, Altair, TMI or the holder of any TMI Common Stock, all of the shares of the capital stock of TMI issued and outstanding, other than the Dissenting Shares, shall automatically be exchanged for an aggregate number of shares of Altair Common Stock calculated by subtracting (A) the number of shares of Altair Common Stock for which any Dissenting Shares could have been exchanged at the Effective Time, from (B) One Million Nine Hundred Twenty Thousand (1,920,000) shares and such shares of TMI Common Stock so exchanged shall remain outstanding as additional shares of the Surviving Corporation. Each outstanding share of the TMI Common Stock exchanged pursuant to this Section 1.1(d) will be exchanged for 0.33311 of a share of Altair Common Stock (the "EXCHANGE RATIO") and, subject to the provisions of Section 1.1 (e), the holder of each such share shall be endowed with the right, as of the Effective Time, to be treated as a registered holder of such shares of Altair Common Stock as of the Effective Time with all rights to dividends and other distributions made to registered holders of Altair Common Stock as of such date.

               (ii) At the Effective Time, by virtue of the Merger and without any further action on the part of Fine Gold, Altair, TMI or the holder of any TMI Common Stock, all shares of capital stock of TMI that are owned directly or indirectly by TMI or any Subsidiary of TMI shall be canceled and no stock of Altair or other consideration shall be delivered in exchange therefor.

               (iii) Each share of Fine Gold Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, by operation of law, into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e)  ESCROW OF SHARES.

               (i) Pursuant to the terms of an Escrow Agreement substantially in the form of EXHIBIT 1.1(E) attached to this Agreement (the "ESCROW AGREEMENT") to be executed by and between Altair and the Escrow Agent, and subject to the approval of the ASE, Altair shall, consistent with the provisions of Section 1.2, transfer and deliver to the Escrow Agent for the benefit of the holders of the TMI Common Stock all of the Shares. The Shares shall be held by the Escrow Agent for distribution to the holders of the TMI Common Stock at the times and in the manner set forth in the Escrow Agreement. During the period that the Escrow Agent shall hold the Shares, all cash dividends received by the Escrow Agent shall be paid to the holders of the Shares entitled thereto. Any shares of Altair Common Stock received by the Escrow Agent in respect of the Shares shall be held in escrow pending distribution of the Shares pursuant to the terms of the Escrow Agreement and this Agreement. During such period, the Escrow Agent shall take such other actions as are necessary or appropriate in order to achieve the purposes contemplated under this Agreement.

     (ii) The Escrow Agent shall have the exclusive authority to act on behalf of the holders of the Shares for all purposes under the terms of this Agreement including, without limitation, providing such consents, waivers, amendments, and modifications as the Escrow Agent may consider appropriate.

          (f) DISSENTERS' RIGHTS. If holders of the capital stock of TMI are entitled to dissenters' rights in connection with the Merger under the Washington Act, any Dissenting Shares shall not be converted into shares of Altair Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Washington Act. Each Dissenting Shareholder who, pursuant to the provisions of the Washington Act, becomes entitled to payment of the value of shares of capital stock of TMI shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver shares of Altair Common Stock to any holder of shares of capital stock of TMI who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting Shareholder, Altair shall issue and deliver, upon surrender by such Dissenting Shareholder of all certificates representing shares of capital stock of TMI, the shares of Altair Common Stock to which such Dissenting Shareholder is then entitled under this
Section 1.1.

          (g) FRACTIONAL SHARES. No fractional shares of Altair Common Stock shall be issued, but in lieu thereof each holder of shares of TMI Common Stock who would otherwise be entitled to receive a fraction of a share of Altair Common Stock shall receive from Altair an amount of cash equal to: (i) the fraction of a share of Altair Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the closing bid price of a share of Altair Common Stock as of the date of this Agreement, as reported by the ASE. The fractional share interests of each TMI shareholder shall be aggregated, so that no TMI shareholder shall receive cash in an amount greater than the value of one full share of Altair Common Stock.

          (h) ISSUANCE OF WARRANTS. At the Effective Time and on the terms set forth in a warrant certificate substantially in the form of EXHIBIT 1.1(H) attached to this Agreement, Altair shall issue to the individuals identified on
SCHEDULE 1.1(H) attached hereto warrants (the "WARRANTS") to purchase an aggregate of Five Hundred Eighty Thousand (580,000) shares of Altair Common Stock (the "WARRANT SHARES"). In furtherance of the foregoing obligation, Altair shall reserve for issuance upon the exercise of the Warrants not less than Five Hundred Eighty Thousand (580,000) shares of Altair Common Stock. The Warrants will be exercisable for the number of Warrant Shares identified on
SCHEDULE 1.1(H) attached hereto, the per share exercise price for the Warrant Shares shall be equal to Two Canadian Dollars (Cdn$2.00), and the Warrants shall be exercisable for a period of one year from the date of the Closing, upon which date any unexercised portion of the Warrants shall expire in its entirety. The Warrants shall be issued in full satisfaction of all obligations of TMI with respect to the TMI Options and any "L" shares of TMI and shall supersede any and all rights of any holder of TMI Options, any "L" shares or any other option or similar obligation of TMI.

     1.2  EXCHANGE OF CERTIFICATES.

          (a) ALTAIR TO PROVIDE COMMON STOCK. Promptly after the Effective Time (but in no event later than twenty (20) business days thereafter), Altair shall make available for exchange in accordance with Section 1.1(e) and this
Section 1.2, through such reasonable procedures as Altair may adopt, the shares of Altair Common Stock issuable pursuant to Section 1.1 in exchange for all of the outstanding shares of TMI Common Stock.

          (b) EXCHANGE PROCEDURES. Within ten days after the Effective Time, Altair shall deliver to Raymond F. Foster, as agent for the holders of the TMI Common Stock, instructions for effecting the surrender of the certificates representing the shares of TMI Common Stock to be exchanged pursuant to Section
1.1 (the "CERTIFICATES") in exchange for certificates representing the Shares. Upon surrender of a Certificate for cancellation to Altair or to such other agent or agents as may be appointed by Altair, the Escrow Agent, on behalf of the holder thereof, shall be entitled to receive in exchange therefor the number of Shares to which the holder thereof is entitled pursuant to Section 1.1 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of TMI

Common Stock which is not registered on the transfer records of TMI, a certificate representing the appropriate number of Shares may be delivered to the Escrow Agent, on behalf of the holder thereof, if the Certificate representing such TMI Common Stock is presented to Altair and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, as determined by Altair in its discretion. Until surrendered as contemplated by this Section 1.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of Shares as provided by this Article I and the provisions of the Nevada and Washington Acts.

          (c) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF TMI. All Altair Common Stock delivered upon the surrender for exchange of shares of TMI Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of TMI Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of TMI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be exchanged and canceled as provided in this Article I.

          (d) RESTRICTIONS ON TRANSFER. The Shares and the Warrant Shares will not be registered under the Securities Act or any state securities law and a prospectus will not be filed with respect to the distribution of the Shares and the Warrant Shares pursuant to the securities laws, regulations or policies of any province of Canada. Each Person (and his, her or its successor in interest) obtaining any Shares or Warrant Shares in connection with the Merger shall not sell, pledge, assign, transfer, hypothecate, dispose of or convey in any manner such shares other than (i) by will or by the laws of descent or distribution, or
(ii) in compliance with all applicable United States, Canadian, state and provincial securities laws and the rules and regulations of the ASE. Furthermore, and without in any manner limiting, the foregoing restrictions, each such Person (and his, her or its successor in interest) shall not sell, pledge, assign, transfer, hypothecate, dispose of or convey in any manner during any calendar quarter commencing after the Effective Time any shares of Altair Common Stock in excess of the greater of (y) fifteen thousand (15,000) shares, or (z) the sum of (A) five percent (5%) of the aggregate number of Shares to be received by such Person in the Merger, plus (B) ten percent (10%) of the aggregate number of Warrant Shares then held by such Person; PROVIDED, HOWEVER, that commencing one year from the Closing, the number of shares of Altair Common Stock described in subsection (A) above shall be increased to ten percent (10%) of the aggregate number of Shares to be received by such Person in the Merger.

          (e)  RESTRICTIVE LEGENDS.

               (i) Each Certificate issued pursuant to the Merger and each certificate of Altair issued in respect of the Shares (unless no longer required in the opinion of counsel for Altair) shall be stamped or otherwise imprinted with legends substantially in the following form, in addition to any legend that may now or hereafter be required by United States, Canadian, state or provincial securities law or regulation or by the ASE:

     "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN

     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

     "SECURITIES ACT"), OR ANY STATE LAW, AND MAY NOT BE SOLD, TRANSFERRED

     OR OTHERWISE DISPOSED OF UNLESS IT IS SUBSEQUENTLY

     REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

               (ii) Each Warrant certificate of Altair and each certificate of Altair issued in respect of the Warrant Shares (unless no longer required in the opinion of counsel for Altair) shall be stamped or otherwise imprinted with legends substantially in the following form, in addition to any legend that may now or hereafter be required by United States, Canadian, state or provincial securities law or regulation or by the ASE:


     "THE WARRANTS REPRESENTED BY THIS CERTIFICATE (THE "WARRANTS") AND THE COMMON SHARES OF ALTAIR INTERNATIONAL GOLD INC. (THE "CORPORATION") ISSUABLE UPON THE EXERCISE THEREOF (THE "COMMON SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
     THE COMMON SHARES AND WARRANTS ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON SALE, TRANSFER AND DISPOSAL AS SET FORTH IN A MERGER AGREEMENT BETWEEN THE CORPORATION, FINE GOLD RECOVERY SYSTEMS INC., TRANS MAR, INC. AND CERTAIN HOLDERS OF THE CAPITAL STOCK OF TRANS MAR, INC. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON REQUEST TO SUCH REGISTERED HOLDER.


     1.3 CLOSING. Subject to the provisions of Section 6.1, the closing of the Merger (the "CLOSING") shall take place at the offices of Kimball, Parr, Waddoups, Brown & Gee, 185 South State Street, Suite 1300, Salt Lake City, Utah on a date and at such time on or prior to March 1, 1996 as Fine Gold, Altair and TMI shall agree following the fulfillment or waiver of each of the conditions set forth in Article 2, or at such other time and place or on such other date as Fine Gold, Altair and TMI may mutually agree.

     1.4  TAKING OF NECESSARY ACTION; FURTHER ACTION.

          (a) Fine Gold and Altair on the one hand, and TMI on the other hand, shall use reasonable efforts to take all such action (including, without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger, and to cause the Effective Time to occur by March 1, 1996.

          (b) As soon as practicable after the satisfaction or waiver of the conditions set forth in Article 2, and in no event later than five (5) business days after such satisfaction or waiver, the Parties will cause the Articles of Merger to be properly executed and delivered to the Secretaries of State of the States of Nevada and Washington for filing.

          (c) The Merger shall be effective upon the filing of Articles of Merger with the Secretaries of State of Nevada and Washington and the acceptance of such Articles of Merger by such Secretaries of State or at such later time as the Parties may agree as specified in such Articles of Merger (the "EFFECTIVE TIME").

          (d) At the Effective Time, the stock transfer books of TMI shall be closed and no transfer of shares of TMI Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made.

          (e) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of TMI and Fine Gold (the "CONSTITUENT CORPORATIONS"), each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, and the officers of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such actions.


                             ARTICLE 2 - CONDITIONS

     2.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger and to consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

          (b) No action, suit or proceeding (a "PROCEEDING") shall be pending or threatened before any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would (i) prevent consummation of the Merger, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation of the Merger (and no such judgment, order, decree, stipulation, injunction or charge shall be in effect); and

          (c) No Party shall have terminated this Agreement pursuant to Section 6.1.

Any Party may waive any condition, in whole or in part, specified in this
Section 2.1 if such Party executes a writing so stating at or prior to the Effective Time.

     2.2 CONDITIONS TO OBLIGATIONS OF FINE GOLD AND ALTAIR. The obligations of Fine Gold and Altair to effect the Merger, to consummate the other transactions contemplated hereby and to perform their respective obligations hereunder is also subject to satisfaction at or prior to the Effective Time of the following conditions:

          (a)  The representations and warranties of TMI identified in Section
5.1 shall be true and correct in all material respects at and as of the Effective Time;

          (b) TMI shall have performed and complied with all of its covenants hereunder in all material respects through the Effective Time, including, without limitation the obligations of TMI set forth in Section 3.2;

          (c) TMI shall have procured all of the third party consents and approvals necessary in order that the Merger and the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of TMI's assets pursuant to the provisions of, any agreement, contract, arrangement or understanding or any license, franchise or permit, in any such case which is material to TMI;

          (d) At the Effective Time, the total long-term and short-term debt of TMI, as determined pursuant to GAAP, together with all other financial commitments of TMI shall not exceed One Million Three Hundred Thousand Dollars ($1,300,000), and the total short-term debt of TMI, also as determined pursuant to GAAP, shall not exceed Ten Thousand Dollars ($10,000);

          (e) At all times between the execution of this Agreement and the Effective Time, the number of holders (record or beneficial) of the capital stock of TMI who are not "accredited investors," as such term is defined in Rule 501 promulgated under the Securities Act, shall not exceed thirty-five (35) Persons;

          (f) At the Effective Time, (i) the number of holders (record or beneficial) of the capital stock of TMI shall not exceed fifty (50) persons, exclusive of holders who are employed by TMI or who were formerly employed by TMI and who, while in that employment of TMI were, and have continued after that employment to be, security holders of TMI, (ii) TMI shall not be a reporting issuer under the securities laws of any province of Canada, and (iii) there shall not be a published market for the TMI Common Stock;

          (g) At the Effective Time, the holders of not more than three percent (3%) of the outstanding shares of TMI Common Stock shall have taken steps necessary to enforce their dissenters' rights pursuant to the Washington Act.

          (h) TMI shall have delivered to Altair subscription documents, in form and substance acceptable to Altair and its counsel, executed by each of the holders of TMI Common Stock and each recipient of the Warrants, which contain representations, warranties and covenants of the holders of TMI Common Stock and the recipients of the Warrants acceptable to Altair, together with all other agreements, certificates and documents as Altair shall reasonably request in connection with the issuance of the Shares and the Warrants.

          (i) TMI shall have filed with the Internal Revenue Service and all applicable state and local Governmental Authorities all Tax Returns for all periods prior to and including the year ended December 31, 1995, and shall have provided to Altair copies of all such Tax Returns.

          (j) TMI shall have used its best efforts to recover possession of the Series 24 Campbell Centrifugal Jig (the "Series 24 Jig") from Energy International, Inc., and shall have entered into arrangements for the recovery of the Series 24 Jig in a manner acceptable to Altair in its discretion;

          (k) TMI shall have delivered to Altair non-competition agreements, in form and substance acceptable to Altair and its counsel, executed by each of the following holders of the Altair Common Stock: Melvin L. Alter, Thomas P. Campbell, Wallace D. Henderson, Edward B. Giller and Donald I. Prickett.

          (l) TMI shall have delivered to Altair copies of the Escrow Agreement executed by each holder of shares of TMI Common Stock who will receive shares of Altair Common Stock in the Merger, in form and substance acceptable to Altair in its discretion.

          (m) TMI shall have delivered to Altair warrant certificates evidencing the Warrants executed by each proposed recipient of the Warrants in the Merger, in form and substance acceptable to Altair in its discretion.

          (n) Prior to the Closing, TMI shall have delivered to Altair and Fine Gold all of the Financial Statements, such Financial Statements shall not deviate materially from the financial information delivered by TMI to Altair and Fine Gold prior to the execution of this Agreement, and Altair shall have approved the Financial Statements and shall have determined, in its discretion, that the Financial Statements are acceptable in form and content.

          (o) The chief executive officer and chief financial officer of TMI shall have delivered to Fine Gold and Altair (i) a certificate signed by each such officer to the effect that each of the conditions specified above in
Section 2.2(a) through (n), inclusive, is satisfied in all respects, and (ii) except with respect to any Dissenting Shares, certificates in form and substance satisfactory to Fine Gold and Altair representing all issued and outstanding shares of the capital stock of TMI (which TMI, on behalf of the holders of the TMI Common Stock, authorizes the Surviving Corporation to cancel, at the Effective Time, upon issuance of the Shares to the holders of the TMI Common Stock as provided by the Plan of Merger);

          (p) TMI shall have delivered to Fine Gold and Altair (i) a certified copy of the text of the resolutions by which the corporate action on the part of TMI necessary to approve this Agreement, the Plan of Merger and the Merger were taken, (ii) an incumbency certificate signed by an chief executive officer of TMI certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) Articles of Merger and the Plan of Merger duly executed by TMI,
(iv) resignations executed by all officers, directors and agents of TMI, and (v) duly executed terminations of any and all powers of attorney or authorizations to any Person to act for or on behalf of TMI;

          (q) Altair and Fine Gold shall have received from counsel to TMI an opinion in form and substance reasonably satisfactory to Altair and Fine Gold, to the effect that:

          (i) TMI is a corporation validly existing and in good standing under the laws of the State of Washington, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) TMI has all requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by TMI of the Merger Agreement has been duly authorized by all necessary corporate action, including shareholder approval, and the Merger Agreement does not conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of TMI.

          (iii) The authorized, issued and outstanding capitalization of TMI is as represented in the Merger Agreement; the outstanding shares of capital stock of TMI are duly authorized and validly issued, are fully paid and nonassessable.

          (iv) To the knowledge of counsel to TMI, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to TMI in connection with the execution and delivery of the Merger Agreement and the consummation by TMI of the transactions contemplated thereby, other than
     (i) such as have been obtained or accomplished , and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the business and financial condition of TMI.

          (v) To the knowledge of counsel to TMI, TMI has received no notice of any pending or threatened action, suit or other proceeding involving TMI or any of its businesses, properties or assets before or by any Governmental Authority.

          (r) All actions to be taken by TMI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Fine Gold and Altair; and

          (s) Fine Gold and Altair shall have received from the ASE all necessary approvals, consents and authorizations with respect to the Merger, the issuance of the Shares and the Warrants and the other transactions contemplated hereby.

Each of Fine Gold and Altair may waive, in whole or in part, any condition specified in this Section 2.2 by executing a writing so stating at or prior to the Effective Time.

     2.3 CONDITIONS TO OBLIGATIONS OF TMI. The obligation of TMI to effect the Merger, to consummate the other transactions contemplated hereby and to perform its obligations hereunder is also subject to satisfaction at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Fine Gold and Altair set forth in Sections 5.2 and 5.3, respectively, shall be true and correct in all material respects at and as of the Effective Time;

          (b) Each of Fine Gold and Altair shall have performed and complied with all of its covenants hereunder in all material respects through the Effective Time;

          (c) Fine Gold and Altair shall have delivered to TMI a certificate signed by the chief executive officers of Fine Gold and of Altair to the effect that each of the conditions specified above in Sections 2.3(a) and (b) are satisfied in all respects;

          (d) Fine Gold and Altair shall have delivered to TMI (i) a certified copy of the text of the resolutions by which the corporate action on the part of Fine Gold and Altair necessary to adopt and approve (A) this Agreement, the Merger and the Plan of Merger, and (B) the issuance, delivery and registration of the Shares as required by Section
1.1 hereof, (ii) an incumbency certificate signed by an officer of Fine Gold and an incumbency certificate signed by an officer of Altair certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto on behalf of Fine Gold or Altair, (iii) Articles of Merger duly executed by Fine Gold, and (iv) the Plan of Merger duly executed by Fine Gold and Altair;

          (e) TMI shall have received from counsel to Altair and Fine Gold an opinion in form and substance reasonably satisfactory to TMI, to the effect that:

          (i) Altair is a corporation validly existing under the laws of the Province of Ontario, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Fine Gold is a corporation validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) Each of Altair and Fine Gold has all requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Altair and Fine Gold of the Merger Agreement has been duly authorized by all necessary corporate action, including shareholder approval, and the Merger Agreement does not conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of Altair or Fine Gold, respectively.

          (iii) The authorized, issued and outstanding capitalization of Altair and Fine Gold are as represented in the Merger Agreement; the Shares to be issued to the holders of TMI Common Stock will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.

          (iv) To the knowledge of counsel to Altair and Fine Gold, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Altair or Fine Gold in connection with the execution and delivery of the Merger Agreement and the consummation by Altair and Fine Gold of the transactions contemplated thereby, other than (A) filings as required by the Ontario Securities Commission following consummation of the Merger, (B) such as have been obtained or accomplished, and (C) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the business and financial condition of Altair and Fine Gold taken as a whole.


          (v) To the knowledge of counsel to Altair and Fine Gold, neither Altair nor Fine Gold has received any notice of any pending or threatened action, suit or other proceeding involving Altair or Fine Gold or any of their respective businesses, properties or assets before or by any Governmental Authority.

          (f) All actions to be taken by Fine Gold and Altair in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to TMI.

TMI may waive, in whole or in part, any condition specified in this Section 2.3 by executing a writing so stating at or prior to the Effective Time.

                      ARTICLE 3 - COVENANTS OF THE PARTIES

     3.1 PRE-MERGER COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Effective Time:

          (a) NOTICES AND CONSENTS. TMI will give any notices to third parties, and use its reasonable efforts to obtain any third party consents or assignments necessary to consummate the Merger and any other consents or assignments that Fine Gold or Altair reasonably may request in connection with the matters pertaining to TMI disclosed or required to be disclosed in the TMI Disclosure Schedules. Each of the Parties will take all additional actions that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of, Governmental Authorities and third parties that it may be required to give, make, or obtain.

          (b) OPERATION OF BUSINESS. TMI will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business.

          (c) AFFILIATED TRANSACTIONS. TMI will not enter into any transaction, arrangement or contract with, or distribute or transfer any property or other assets to or for the benefit of, any officer, director, shareholder or other insider or Affiliate of TMI, whether for payment of salary, wages or otherwise.

          (d) PRESERVATION OF BUSINESS. TMI will use reasonable efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers and venture partners.

          (e) FULL ACCESS. TMI will permit representatives of Fine Gold and Altair to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TMI, to all business operations of TMI, to all premises, properties, books, records, contracts, Tax records and documents of or pertaining to TMI.

          (f) NOTICE OF DEVELOPMENTS. TMI will give prompt written notice to Fine Gold and Altair of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of TMI. Each Party will give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 3.1(f), however, shall be deemed to amend or supplement the TMI Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


          (g) EXCLUSIVITY. TMI will not at any time prior to the termination of this Agreement pursuant to Section 6.1: (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution or recapitalization, (B) merger, consolidation or reorganization, (C) acquisition or purchase of securities or assets, or (D) similar transaction or purchase combination involving TMI, or (ii) participate in discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other matter any effort or attempt by any Person to do or seek any of the foregoing. TMI will notify Fine Gold and Altair immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

          (h) REPRESENTATIONS AND WARRANTIES. TMI will not take any action which would cause or would reasonably likely cause a breach of any representation or warranty set forth in this Agreement.

Neither Fine Gold nor Altair will take any actions which would cause or would reasonably likely cause a breach of any representation or warranty set forth in this Agreement.

          (i) INFORMATION REGARDING HOLDERS OF TMI COMMON STOCK. TMI shall furnish to Altair such written information regarding the holders of the TMI Common Stock, the proposed distribution of the Shares and the Warrants, including the states in which the holders of the TMI Common Stock reside, and the transactions described herein as Altair may reasonably request.

          (j) HART-SCOTT-RODINO ACT EXEMPTION. The Parties have jointly made a determination, after reasonable inquiry and investigation, that the transactions contemplated by this Agreement and the Plan of Merger are exempt from compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          (k) RECOVERY OF SERIES 24 JIG. TMI shall use its best efforts to recover possession of the Series 24 Jig identified in Section 2.2(j) and shall provide, upon Altair's request, all information relating to the status of the Series 24 Jig and TMI's efforts to recover the Series 24 Jig.

          (l) REDUCTION OF LONG-TERM DEBT. TMI and its officers will in good faith assist Altair in its efforts to negotiate the repayment and cancellation of certain long-term debt owing to the Cripple Creek group at a discounted price.

       ARTICLE 4 - ADDITIONAL AGREEMENTS, REPRESENTATIONS AND WARRANTIES

     4.1 POST-MERGER COVENANTS. The Parties agree as follows with respect to the period following the Effective Time:

          (a) CONFIDENTIALITY. TMI and each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with the Merger and the transactions contemplated hereunder, and deliver promptly to the Surviving Corporation or destroy, at the request and option of the Surviving Corporation, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession or control. In the event that TMI or any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, TMI or such Shareholder will notify the Surviving Corporation promptly of the request or requirement so that the Surviving Corporation may seek an appropriate protective order or waive compliance with the provisions of this Section 4.1(a). If, in the absence of a protective order or the receipt of a waiver hereunder, TMI or any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, TMI or such Shareholder may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that TMI or the disclosing Shareholder shall use his, her or its best efforts to obtain, at the reasonable request and sole expense of the Surviving Corporation or Altair, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Surviving Corporation or Altair shall designate.

          (b)  INDEMNIFICATION.

               (i) SURVIVAL. The representations and warranties of TMI set forth in this Agreement shall survive for a period of one (1) year from the Effective Time and then terminate and be of no further force or effect (even if Fine Gold or Altair knew or had reason to know of a misrepresentation or breach at the Effective Time); provided, however, that the representations and warranties of TMI set forth in Section 5.1(m) shall survive until the expiration of any applicable statute of limitations plus ninety (90) days. The representations and warranties of Fine Gold and Altair shall survive for a period of one (1) year from the Effective Time and then terminate and be of no further force or effect (even if TMI knew or had reason to know of a misrepresentation or breach at the Effective Time). All of the covenants of Fine Gold, Altair and TMI shall survive consummation of the Merger (even if Fine Gold, Altair or TMI, as the case may be, knew or had reason to know of a breach of a covenant at the Effective Time) and continue in full force and effect.

          (ii) INDEMNIFICATION BY TMI

          (A) Subject to the provisions of subsection (ii)A) below, TMI will indemnify and hold harmless Altair, Fine Gold, and their respective Affiliates, from and against any and all losses, claims, damages, expenses, Liabilities or actions to which any of them may become subject under applicable law (including the Securities Act) and will reimburse them for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any claim or action, whether or not resulting in any Liability, insofar as such losses, claims, damages, expenses, Liabilities or actions arise out of or are based upon (1) any misrepresentation or omission of TMI set forth in this Agreement or contained in any information provided by TMI to Altair or Fine Gold in connection with the Merger, or (2) any untrue statement or alleged untrue statement of a material fact contained in any report or other document filed with a Governmental Authority or the ASE, provided that such claim or action is not based on, and does not arise out of, information furnished by Fine Gold or Altair for inclusion in such report or other document, or (3) the omission or alleged omission to state in any such report or document a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, provided that such claim or action is not based on, and does not arise out of, information furnished by Fine Gold or Altair for inclusion in such report or other document. The indemnity agreement contained in this Section 4.1(b)(ii) shall survive the consummation of the transactions contemplated hereby and shall remain operative and in full force and effect for a period of one year from the Closing, regardless of any investigation made by or on behalf of Altair or Fine Gold, upon which time such indemnity agreement shall terminate.

          (B) Altair, Fine Gold and TMI acknowledge and agree that the indemnification obligation of TMI set forth in subsection 4.1(b)(ii)(A) above shall be secured by the Shares held pursuant to the terms of the Escrow Agreement. The Escrow Agreement shall provide that (1) in the event of any claim of Altair or Fine Gold against TMI arising out of the indemnity set forth in subsection 4.1(b)(i)(A) above, Altair or Fine Gold, as the case may be, shall be entitled to satisfy the full amount of that claim against the Shares then held under the Escrow Agreement; (2) the amount of the claim of Altair and/or Fine Gold, as the case may be, shall be assessed against the Shares then held in escrow on a pro rata basis, based upon the fair market value of the Altair Common Stock on the date such claim is paid by the Escrow Agent (but in no event shall a share of TMI Common Stock be valued at less than One and 80/100 Canadian Dollars (Cdn$1.80)); (3) the recourse of Fine Gold and TMI for any claim arising pursuant to subsection 4.1(b)(i)(A) shall be limited to the aggregate value of the Shares held in escrow at the time such claim is presented by Altair or Fine Gold, as the case may be, to the Escrow Agent, and (4) Neither Fine Gold nor Altair may exercise any claim against the Shares held under the Escrow Agreement until the aggregate amount of all such claims of Altair and Fine Gold exceeds Fifty Thousand Dollars ($50,000), and then Altair and/or Fine Gold may recover with respect to all claims pursuant to subsection 4.1(b)(i)(A) up to the full value of the Shares then held under the Escrow Agreement.

          (iii) INDEMNIFICATION BY ALTAIR AND FINE GOLD.   Fine Gold and Altair,
jointly and severally, will indemnify and hold harmless TMI and its Affiliates, from and against any and all losses, claims, damages, expenses, Liabilities or actions to which any of them may become subject under applicable law (including the Securities Act) and will reimburse them for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any claim or action, whether or not resulting in Liability, insofar as such losses, claims, damages, expenses, Liabilities or actions arise out of or are based upon (1) any misrepresentation or omission of Altair or Fine Gold set forth in this Agreement or contained in any information provided by Altair or Fine Gold to TMI in connection with the Merger, or (2) any untrue statement or alleged untrue statement of a material fact contained in any report or other document filed with a Governmental Authority or the ASE, provided that such claim or action is not based on, and does not arise out of, information furnished by TMI for inclusion in such report or other document, or (3) the omission or alleged omission to state in any such report or document a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, provided that such claim or action is not based on, and does not arise out of, information furnished by TMI for inclusion in such report or other document. The indemnity agreement contained in this Section 4.1(b)(iii) shall survive the consummation of the transactions contemplated hereby and shall remain operative and in full force and effect for a period of one year from the Closing, regardless of any investigation made by or on behalf of TMI, upon which time such indemnity agreement shall terminate.

          (c)  TAX TREATMENT.

               (i) Each of the Parties agrees to treat the Merger as a reorganization within the meaning of Code Section 368(a)(1)(A) and to prepare and file all Tax returns and related reports and schedules consistent with such treatment and to take no action intended to disqualify or to be inconsistent with such treatment. Each of the Parties agrees to cooperate with, and make available all necessary documents and records (with appropriate measures to preserve confidentiality) to, any Party as requested (at the requesting Person's sole cost and expense) to assist such requesting Person in the defense or substantiation of such tax treatment. It is expressly understood and agreed, however, that no representation or warranty is being made or legal opinion given by any Party regarding the treatment of this transaction for federal, state or foreign income taxation purposes. Although this transaction has been structured in an effort to qualify for treatment under Code Section 368(a)(1)(A), there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each Party has relied exclusively on its own legal, accounting and other tax advisors regarding the treatment of this transaction for federal, state and foreign income tax purposes and on no representation, warranty or assurance from any other Party or such other Party's legal, accounting or other advisors that this transaction in fact meets the requirements for such qualification. The Parties hereby acknowledge that a transfer by Altair to a direct wholly owned subsidiary of Altair after the Effective Time of the stock of the Surviving Corporation shall not constitute a breach of any representation, warranty or covenant in this Agreement.

     4.2 SECURITIES MATTERS. The consummation of the Merger and the other transactions contemplated under this Agreement, including the issuance of the Shares and the Warrants as contemplated by Section 1.1, constitutes the offer and sale of securities under the Securities Act and applicable Canadian, state and provincial statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which the holders of the TMI Common Stock and the Warrants acquire such securities.

          (a) NOTICES. In connection with the Merger and the transactions contemplated hereby, TMI, Fine Gold and Altair shall file, with the assistance of the others and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on applicable exemptions from the registration requirements of the Securities Act and all other applicable securities laws and regulations with the appropriate Governmental Authorities, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

          (b) ASSISTANCE OF TMI. In order to more fully document reliance on the exemptions described above, TMI shall cause the holders of the TMI Common Stock and the Warrants to execute and deliver to Altair, at or prior to the Closing, such subscription agreements, letters of representation, acknowledgment, suitability or the like, as Altair and its counsel may reasonably request in connection with reliance on exemptions from registration under applicable securities laws or as required by the ASE.

          (c) NO ASSURANCES. TMI and each of the Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     4.3 FILES AND RECORDS. Promptly after the Effective Time, TMI will deliver, arrange for the delivery of, or make available for Altair or Fine Gold or their respective representatives to pick up, all files, records, correspondence, maps, technical data, analyses, reports, financial and tax information, tax returns (including tax returns of all partnerships of which TMI is a partner), account ledgers, corporate records, computer or electronically recorded data and other documents, data, and things owned by or related to TMI or its assets, that are in the possession or control of the holders of TMI Common Stock, including without limitation, any of such items that are held by the attorneys, accountants, contractors or consultants of TMI.


                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF TMI. TMI hereby represents and warrants to Fine Gold and Altair that all of the statements contained in this
Section 5.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made at the Effective Time and as though the Effective Time were substituted for the date of this Agreement throughout this Section 5.1), except as exceptions are permitted to be set forth in the disclosure schedules prepared by TMI, delivered to Fine Gold and Altair, and attached to this Agreement (the "TMI DISCLOSURE SCHEDULES"). The TMI Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 5.1.

          (a) DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF TMI. TMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. TMI is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties or both make such qualification necessary. TMI has no Subsidiaries or other equity interest in any Person, nor is TMI subject to any obligation or requirement to contribute funds to or make any investment in any Person.

          (b) OUTSTANDING CAPITAL STOCK. The authorized capital stock of TMI consists solely of Ten Million (10,000,000) shares of TMI Common Stock, of which Five Million Seven Hundred Sixty-Three Thousand Nine Hundred Forty-Seven (5,763,947) shares and no more are issued and outstanding. SCHEDULE 5.1(b) identifies all holders of the TMI Common Stock, (b) the number of shares held by each holder, (c) all holders of the TMI Options and any other option, subscription, warrant, call, right or other agreement of any kind to acquire any shares of TMI Common Stock, and (d) the number of shares of TMI Common Stock subject to each such TMI Option and each other option, subscription, warrant, call, right, or agreement. Not more than thirty-five (35) holders of the TMI Common Stock are not "accredited investors," as such term is defined in Rule 501 promulgated under the Securities Act. No shares of TMI Common Stock are held in TMI's treasury. Except as identified on SCHEDULE 5.1(b), there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase, subscribe for or otherwise to receive from TMI any of the outstanding, authorized but unissued, unauthorized or treasury shares of TMI Common Stock or any other security of TMI and there is no outstanding security of any kind convertible into such capital stock or security representing an equity interest. Except as identified on SCHEDULE 5.1(b), there are no outstanding contractual obligations of TMI to repurchase, redeem, or otherwise acquire any outstanding shares of TMI Common Stock, nor are there any voting trusts or other agreements to which TMI is a party with respect to the voting of the TMI Common Stock.

          (c) ARTICLES OF INCORPORATION AND BYLAWS. Included in the TMI Disclosure Schedules are true and complete copies of TMI's Articles of Incorporation and Bylaws (certified by TMI's corporate secretary) as in effect on the date of this Agreement and as of the Effective Time.

          (d) AUTHORITY AND ENFORCEABILITY. TMI has full power and authority to execute and deliver this Agreement and, upon approval of the holders of the TMI Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of TMI and, except for approval by the shareholders of TMI, no other proceedings on the part of TMI are necessary to authorize this Agreement or to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed by TMI and constitutes the legal, valid, and binding obligation of TMI, enforceable against TMI in accordance with its terms.

          (e) CAPITALIZATION. All of the issued and outstanding shares of TMI Common Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and have been issued in compliance with all applicable federal and state securities laws. To the Knowledge of TMI, each of the holders of TMI Common Stock has good and marketable title to all of the shares of TMI Common Stock identified with respect to that holder on
SCHEDULE 5.1(b) and, none of such shares of TMI Common Stock is subject to any lien, pledge, hypothecation, assignment, encumbrance, security interest or charge of any kind whatsoever, whether voluntary, involuntary or by operation of law. To the Knowledge of TMI, no holder of TMI Common Stock owns or holds, is obligated under or a party to, or has any Knowledge of any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any shares of TMI Common Stock except as set forth on SCHEDULE 5.1(b).

          (f)  CONSENTS AND APPROVALS; NO VIOLATION.  Except as set forth on
SCHEDULE 5.1(f), neither the execution and delivery of this Agreement by TMI nor the consummation by TMI of the transactions contemplated hereby, nor compliance by TMI with any of the provisions hereof, will (i) require TMI to file or register with, notify or obtain any permit, authorization, consent or approval of any Governmental Authority; (ii) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of TMI; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any term, covenant, condition or provision of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which TMI is a party, or by which TMI or any of its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any Governmental Authority applicable to TMI or any of its properties or assets.

          (g) CLAIMS. Except as set forth on SCHEDULE 5.1(g), there is no claim, dispute, action, suit, proceeding or investigation pending or threatened by, against or affecting TMI, any its properties or any shares of TMI Common Stock, at law or in equity, before any court or other Governmental Authority or before any arbitrator of any kind.

          (h) INTELLECTUAL PROPERTY. TMI owns or has a valid right to use any Intellectual Property currently being used in its business as now operated, expressly including, without limitation, all patents, licenses and rights necessary to use, operate, manufacture, sell, develop and modify the CCJ. All such Intellectual Property and related rights are fully and accurately identified on SCHEDULE 5.1(h), are currently valid and no default exists with respect thereto. TMI is not in default under any license agreement with respect to any Intellectual Property right, and TMI has not received any notice that it is in conflict with the rights of others relating to any such Intellectual Property right.

          (i)  FINANCIAL STATEMENTS.

               (i) Prior to Closing, TMI will deliver to Fine Gold and Altair the following financial statements (collectively, the "FINANCIAL STATEMENTS"):

          (A)  a reviewed balance sheet as of December 31, 1995;

          (B) an audited balance sheet as of December 31, 1995, together with related audited statements of income, shareholders' equity and cash flows for the year ended December 31, 1995;

          (C) an audited balance sheet as of April 30, 1995, together with related audited statements of income, shareholders' equity and cash flows for the year ended April 30, 1995; and

          (D) unaudited balance sheets as of April 30, 1992, 1993 and 1994, together with unaudited statements of income, shareholders' equity and cash flows for the fiscal years ended April 30, 1992, 1993 and 1994.

The Financial Statements fairly present the financial condition and the results of operation, changes in shareholder equity and cash flows of TMI, and all audited Financial Statements have been prepared in accordance with GAAP, consistently applied. The balance sheets contained in the Financial Statements present fairly the financial condition of TMI as of the dates thereof and reflect all Liabilities relating to TMI's business as of the dates thereof, and the statements of income related thereto present fairly the results of the operations of TMI for the periods to which they pertain.

               (ii) Except as set forth on SCHEDULE 5.1(i) attached hereto, all accounts receivable of TMI are current and collectible and, to the Knowledge of TMI, are not subject to any valid counterclaim or set-off, except to the extent reserved against in the Financial Statements. TMI has not given or made any warranty to third parties with respect to the products sold, licensed, or distributed by it except as fully and accurately described on SCHEDULE 5.1(i) and such warranties as may arise by operation of law. TMI does not have any material obligation or Liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to TMI or whether due or to become due), arising out of any transaction entered into prior to the date of this Agreement or any action or inaction at or prior to the date of this Agreement or any condition existing at or prior to the date of this Agreement, except
(a) Liabilities accurately reflected and fully described in the Financial Statements, and (b) Liabilities or obligations arising pursuant to this Agreement.

               (iii) The total long-term and short-term debt of TMI, as determined pursuant to GAAP, together with all other financial commitments of TMI, does not exceed One Million Three Hundred Thousand Dollars ($1,300,000), and the total short-term debt of TMI, also as determined pursuant to GAAP, does not exceed Ten Thousand Dollars ($10,000). SCHEDULE 5.1(i) identifies the creditor, amount and all material terms of all Liabilities and other debts of TMI (to the Knowledge of TMI and its officers and directors) as of the date of this Agreement, regardless of whether any such Liability or debt is identified in the Financial Statements. The Parties agree that TMI may update SCHEDULE 5.1(i) prior to the Effective Date; provided, however, that no such update shall be permitted for information within the Knowledge of TMI or any of its officers or directors as of the date of this Agreement or any information which constitutes a material deviation from the representations and warranties of TMI set forth in this Agreement.

          (j) NO MATERIAL ADVERSE CHANGES. Since the date of the Financial Statements, there has been no material adverse change in TMI's financial condition, operations, operating results, business prospects, employee relations, customer relations or otherwise.

          (k) COMPLIANCE WITH LAWS. TMI has not received any notice of TMI's asserted failure to comply with, and TMI has complied with, all laws, statutes, ordinances, rules, regulations, policies and guidelines promulgated, and with all judgments entered, by any Governmental Authority affecting it, any of its properties, or any shares of TMI Common Stock. TMI has previously delivered to Fine Gold and Altair copies of all pending or existing permits, approvals, authorizations, consents, licenses and registrations issued or granted to TMI by any Governmental Authority with respect to the conduct of TMI's business.

          (l)  CONTRACTS AND COMMITMENTS.

               (i) TMI has performed all material obligations required to be performed by it and is not in receipt of any claim or notice of default under any material agreement to which TMI is a party or to which any of its assets or properties are subject; TMI does not have any present intention of not performing fully all of such obligations as they become due; TMI does not have any Knowledge of any breach or any anticipated breach of the other parties to any material contract or commitment; and TMI is not a party to any materially adverse contract or commitment. No purchase commitment by TMI is in excess of the normal, ordinary and usual requirements of TMI's business or at any excessive price. TMI has no outstanding contract, agreement or arrangement with any officer, director, employee, agent, consultant, advisor, sales representative, distributor or dealer except as fully and accurately described on SCHEDULE 5.1(l). TMI has not given any power of attorney to any Person for any purpose whatsoever.

               (ii) SCHEDULE 5.1(l) of the TMI Disclosure Schedules lists each of the following contracts, agreements, and other written arrangements to which TMI is a party or by which the assets or properties of TMI may be affected: (i) any written arrangement concerning a partnership or joint venture; (ii) any written arrangement (or group of related written arrangements) under which TMI has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume or guarantee) Indebtedness in excess of $10,000 or (B) imposed (or may impose) a Security Interest on any of TMI's assets, tangible or intangible; (iii) any arrangement not disclosed in the TMI Disclosure Schedules pursuant to any other provision in this Section 5.1 under which the consequences of a default or termination could have a material adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations or future prospects of TMI; (iv) any contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis; (v) any guaranty of any obligation for borrowed money or otherwise; (vi) any agreement or commitment with respect to the lending or investing of funds by TMI to or in any other Person; (vii) any license or royalty agreement;
(viii) any contract for the purchase or sale of products, services or real or personal property; or (ix) any other written arrangement or group of related written arrangements not entered into by TMI in the Ordinary Course of Business.

               (iii) Except as fully and accurately described on the TMI Disclosure Schedules, TMI is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed on SCHEDULE 5.1(l) of the TMI Disclosure Schedules under the terms of this Section 5.1(l). All of the verbal agreements listed on SCHEDULE 5.1(l) of the TMI Disclosure Schedules will be terminated on or before the Effective Time and TMI will have no further Liability therefor.

          (m) TAXES. SCHEDULE 5.1(m) sets forth copies of TMI's Tax Returns for the years ended April 30, 1993, 1994 and 1995 and December 31, 1995. TMI has timely and duly filed with the appropriate Governmental Authority all Tax Returns required by it, and, except as set forth on SCHEDULE 5.1(m), all Taxes and other assessments which TMI is required by law to withhold or collect have been timely and duly withheld and collected, including, without limitation, all payroll taxes and employee withholding obligations. Except as set forth on
SCHEDULE 5.1(m), TMI has no unpaid Tax liability relating to salaries or other compensation paid or payable to TMI officers, directors or employees. No TMI Tax Returns have been examined and settled, and no waiver of statutes of limitations has been given or requested. All such Tax Returns have been prepared on the same basis as those for previous years and all Taxes (and all penalties and interest related thereto) payable for the periods covered thereby have been timely and duly paid or adequately reserved or provided for. TMI's Tax Returns have never been audited by the Internal Revenue Service, the assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected, and there are no material unresolved questions or claims concerning TMI's Tax Liability.

          (n) TITLE TO PROPERTIES AND CONDITION OF ASSETS. With respect to the properties and assets of TMI:

               (i) TMI has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by it or located on its premises, including land, buildings, machinery, equipment, fixtures, inventories and other assets reflected in the Financial Statements. Such properties and assets are owned by TMI free and clear of all security interests, liens, encumbrances, and adverse claims of any nature whatsoever, except as reflected in the Financial Statements.

               (ii) The properties and assets owned by TMI, or in which it has an interest, or which it has in its possession are, in all material respects, in good working order and are usable in the ordinary course of business, and no notice of any violation of zoning, building or other laws, statutes, ordinances or regulations relating to such properties and assets has been received by TMI or is pending; and

               (iii) All leases of any real or personal property entered into by TMI are fully and accurately described on SCHEDULE 5.1(n). All such leases are valid and enforceable and, except as set forth on such schedule, there is not under any such lease any existing default or event of default or event which with notice or lapse of time or both would constitute a default.

          (o) INSURANCE. TMI currently maintains no insurance coverage with respect to its business, properties and employees.

          (p) EMPLOYEES. Except as identified on SCHEDULE 5.1(p), there is no pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any officer, director, shareholder or employee of TMI. TMI is not a participant in any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA. No notice to any employee of TMI is required in connection with the consummation of the Merger and the other transactions contemplated hereby.

          (q)  CERTAIN INTERESTS.

               (i) Except as identified on SCHEDULE 5.1(q), no officer, director, shareholder, employee or Affiliate of TMI, and no relative of any such officer, director, shareholder, employee or affiliate, has acquired any interest in any property of TMI (except as a shareholder of TMI through ownership of shares of TMI Common Stock), has loaned money to or borrowed money from TMI, or has entered into any business relationship with TMI (except as an officer, director, employee or shareholder thereof) or has entered into any employment or consulting agreement with TMI.

               (ii) Except as identified on SCHEDULE 5.1(q), since January 1, 1995, neither TMI (nor any other Person on behalf of or for the benefit of TMI) has paid to or for the benefit of, or accrued for the benefit of, any officer or director of TMI, or any relative of any such officer or director, any compensation or remuneration, except for the reimbursement of legitimate business expenses incurred by such officer or director in the Ordinary Course of Business for the benefit of TMI.

          (r) ENVIRONMENTAL MATTERS. TMI has not transported, stored, used, manufactured, released or exposed its employees or any other Person to, any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except as would not have a material adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations or future prospects of TMI. TMI has obtained all material permits, licenses and other authorizations required to be obtained by it under any Environmental Law. TMI is (a) in compliance with all terms and conditions of such permits, licenses and authorizations, and (b) in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder except as would not have a material adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations or future prospects of TMI. TMI has not received any notice, nor does TMI possess any Knowledge, of any past or present condition or practice of the businesses conducted by TMI or its Affiliates which forms or could form the basis of any material claim, action, suit, proceeding, hearing or investigation against TMI, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

          (s) LITIGATION. Except as disclosed on SCHEDULE 5.1(s), there is no suit, action or proceeding pending or, to the Knowledge of TMI, threatened against or affecting TMI, the effect of which might reasonably be expected to have a material adverse effect on the business or operations of TMI (the "TMI LITIGATION"), and TMI has no Knowledge of any facts which are likely to give rise to any TMI Litigation which (in any case) might reasonably be expected to have a material adverse effect on the business or operations of TMI, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against TMI which might reasonably be expected to have a material adverse effect on the business or operations of TMI or TMI's ability to consummate the transactions contemplated by this Agreement.

          (t) DISCLOSURE. No representation or warranty by TMI set forth herein and no statement contained in any other document, financial statement, certificate, exhibit, schedule or writing furnished or to be furnished by TMI to Fine Gold or Altair or any of their respective representatives pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          (u)  TMI DISCLOSURE SCHEDULES.   TMI has delivered to Fine Gold and
Altair the TMI Disclosure Schedules, which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer and financial or accounting officer of TMI as complete, true and accurate. TMI shall cause the TMI Disclosure Schedules and the instruments and data delivered to Fine Gold and Altair hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Effective Time. Such updated TMI Disclosure Schedules, certified in the same manner as the original TMI Disclosure Schedules, shall be delivered prior to the Closing and as a condition precedent to the obligations of Fine Gold and Altair to close.

     5.2 REPRESENTATIONS AND WARRANTIES OF FINE GOLD. Fine Gold hereby represents and warrants to TMI that the statements contained in this Section 5.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made at the Effective Time and as though the Effective Time were substituted for the date of this Agreement throughout this Section 5.2).

          (a)  DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF FINE GOLD.
Fine Gold is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Fine Gold is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties or both make such qualification necessary. Fine Gold has no Subsidiaries or other equity interest in any Person, nor is Fine Gold subject to any obligation or requirement to contribute funds to or make any investment in any Person.


          (b) AUTHORITY AND ENFORCEABILITY. Fine Gold has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Fine Gold and no other proceedings on the part of Fine Gold are necessary to authorize this Agreement or to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Fine Gold and constitutes the legal, valid and binding obligation of Fine Gold enforceable against Fine Gold in accordance with its terms.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Fine Gold nor the consummation by Fine Gold of the transactions contemplated hereby, nor compliance by Fine Gold with any of the provisions hereof, will (i) require Fine Gold to file or register with, notify or obtain any permit, authorization, consent or approval of any Governmental Authority; (ii) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Fine Gold; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Fine Gold is a party, or by which Fine Gold or any of its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any Governmental Authority applicable to Fine Gold or any of its properties or assets.

          (d) DISCLOSURE. No representation or warranty by Fine Gold set forth in this Agreement and no statement contained in any other writing furnished or to be furnished by Fine Gold to TMI or any Shareholder or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     5.3 REPRESENTATIONS AND WARRANTIES OF ALTAIR. Altair hereby represents and warrants to TMI that the statements contained in this Section 5.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Time (as though made at the Effective Time and as though the Effective Time were substituted for the date of this Agreement throughout this Section 5.3).

          (a)  DUE INCORPORATION, AUTHORITY AND QUALIFICATION OF
ALTAIR.   Altair is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Altair is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties or both make such qualification necessary.

          (b) AUTHORITY AND ENFORCEABILITY. Altair has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Altair and no other proceedings on the part of Altair are necessary to authorize this Agreement or to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Altair and constitutes the legal, valid and binding obligation of Altair enforceable against Altair in accordance with its terms.

          (c) CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Altair nor the consummation by Altair of the transactions contemplated hereby, nor compliance by Altair with any of the provisions hereof, will (i) require Altair to file or register with, notify or obtain any permit, authorization, consent or approval of any Governmental Authority other than the Ontario Securities Commission, the Alberta Securities Commission, the British Columbia Securities

Commission and the ASE; (ii) conflict with or result in any breach of any provision of the charter documents of Altair; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Altair is a party, or by which Altair or any of its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any Governmental Authority applicable to Altair or any of its properties or assets.

          (d) OWNERSHIP AND CONTROL OF FINE GOLD BY ALTAIR. The entire authorized capital stock of Fine Gold consists of One Million (1,000,000) shares of Fine Gold Common Stock, of which One Hundred Thousand (100,000) shares are issued and outstanding and owned of record and beneficially by Altair. Fine Gold is not a party to any agreement or commitment providing for the issuance, disposition or acquisition of any of its capital stock. Except as set forth in this Agreement, Altair has no present plans, intentions or commitments to (i) liquidate Fine Gold, (ii) merge Fine Gold with and into another corporation,
(iii) sell or otherwise dispose of any of the capital stock of Fine Gold to any person other than a direct or indirect wholly owned subsidiary of Altair, or
(iv) cause Fine Gold to sell or otherwise dispose of any of the assets of TMI acquired in the Merger, except for dispositions made in the Ordinary Course of Business or transfers described in Code Section 368(a)(2)(C).

          (e) CAPITAL STRUCTURE OF ALTAIR. The authorized capital stock of Altair consisted at December 31, 1995 of an unlimited number of shares of Altair Common Stock, of which 8,497,849 shares were issued and outstanding. All outstanding shares of Altair capital stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of Altair's capital stock has been issued in violation of the preemptive rights of any person. The Shares to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Merger Agreement and the Plan of Merger, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

          (f) SEC DOCUMENTS. Altair has made available to TMI a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Altair with the SEC (which includes the documents filed with the Ontario Securities Commission) since January 1, 1994 and prior to the date of this Agreement (the "ALTAIR SEC DOCUMENTS") which are all the documents that Altair was required to file with the SEC since such date. As of their respective dates, the Altair SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Altair SEC Documents, and none of the Altair SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Altair included in the Altair SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of Canadian generally accepted accounting principles (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Altair and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Altair and its consolidated Subsidiaries for the periods presented therein.

          (g) NO DEFAULT. Neither Altair nor any of its significant Subsidiaries is in material default or violation (and to the Knowledge of Altair no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of (i) in the case of Altair, its charter documents, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Altair or any of its significant Subsidiaries is now a party or by which Altair or any of its significant Subsidiaries or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Altair or any of its significant Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not reasonably be expected to have a material adverse effect on the business and operations of Altair and its Subsidiaries taken as a whole.

          (h) COMPLIANCE WITH APPLICABLE LAWS. Altair and its significant Subsidiaries hold all material permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "ALTAIR PERMITS"), except where the failure so to hold would reasonably be expected to not have a material adverse effect on the business and operations of Altair and all of its Subsidiaries taken as a whole. Altair and its Subsidiaries are in material compliance with the terms of the Altair Permits, except where the failure so to comply would reasonably be expected to not have a material adverse effect on the business and operations of Altair and all of its Subsidiaries taken as a whole. Except as disclosed in the Altair SEC Documents, the businesses of Altair and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Authority, except for possible violations which would not reasonably be expected to have a material adverse effect on the business or operations of Altair and its Subsidiaries taken as a whole.

          (i) LITIGATION. Except as disclosed in the Altair SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of Altair, threatened against or affecting Altair or any Subsidiary of Altair the effect of which might reasonably be expected to have a material adverse effect on the business or operations of Altair and its Subsidiaries taken as a whole (the "ALTAIR LITIGATION"), and Altair and its Subsidiaries have no Knowledge of any facts which are likely to give rise to any Altair Litigation which (in any case) might reasonably be expected to have a material adverse effect on the business or operations of Altair and the Subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Altair or any Subsidiary of Altair which might reasonably be expected to have a material adverse effect on the business or operations of Altair and its Subsidiaries taken as a whole or Altair's ability to consummate the transactions contemplated by this Agreement.

          (j) DISCLOSURE. No representation or warranty by Altair set forth in this Agreement and no statement contained in any other writing furnished or to be furnished by Altair to TMI or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                            ARTICLE 6 - MISCELLANEOUS

     6.1  TERMINATION.

          (a) This Agreement, the Merger and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time:

               (i) By the mutual consent of Fine Gold, Altair and TMI through action of their respective boards of directors; or

               (ii) By any of Fine Gold, Altair or TMI if the Merger shall not have become effective prior to March 15, 1996, or such later date as shall have been approved by the boards of directors of each of Fine Gold, Altair and TMI.

     In the event of termination pursuant to this Section 6.1(a), no obligation, right, remedy, or Liability shall arise hereunder, and Fine Gold, Altair and TMI shall each bear its own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto and the negotiation of the transactions contemplated hereby.

          (b) This Agreement, the Merger and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time by action of the board of directors of Fine Gold or Altair if TMI or any Shareholder shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TMI contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section 6.1(b), no obligation, right, remedy, or Liability shall arise hereunder, except that TMI shall bear all of its own costs and TMI shall promptly reimburse Fine Gold and Altair for all reasonable costs incurred by Fine Gold and Altair in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

          (c) This Agreement, the Merger and the other transactions contemplated hereby may be terminated at any time prior to the Effective Time by action of the board of directors of TMI if Fine Gold or Altair shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Fine Gold or Altair contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Section 6.1(c), no obligation, right, remedy, or Liability shall arise hereunder, except that Fine Gold and Altair shall bear all of their respective costs and shall promptly reimburse TMI for all reasonable costs incurred by it in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

     6.2 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

     6.3 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     6.4 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules referred to herein), the Escrow Agreement and the Warrant Certificates constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof (expressly excluding, however, that certain Definitive Option Agreement executed by and between TMI, Mineral Recovery Systems, Inc. and certain holders of the TMI Common Stock.

     6.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto.

     6.6 COUNTERPARTS. This Agreement and the Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     6.7 HEADINGS AND REFERENCES. The Table of Contents and the article and section headings contained in this Agreement and the Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Articles and Sections shall refer to the articles and sections of this Agreement, unless expressly indicated otherwise.

     6.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telecopier (with receipt confirmed), (iii) when received by the addressee, if sent by Express Mail, overnight express delivery service (receipt requested), or (iv) three business days after being sent by registered or certified mail, return receipt requested, in each case to the other Party at the following addresses and telecopier numbers (or to such other address or telecopier number for a Party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

     if to Fine Gold, to:

          C. Patrick Costin
          Fine Gold Recovery Systems Inc.
          1850 Aquila Avenue
          Reno, Nevada  89509
          Fax No.:  (702) 322-2231

     with a copy to:

          Brian G. Lloyd, Esq.
          Kimball, Parr, Waddoups, Brown & Gee
          185 South State Street, Suite 1300
          Salt Lake City, Utah  84111
          Fax No.:  (801) 532-7750
     if to Altair, to:

          William P. Long
          Altair International Gold Inc.
          1725 Sheridan Avenue, Suite 140
          Cody, Wyoming  82414
          Fax No.:  (307) 587-8357

     with copies to:

          Jay Goldman, Esq.
          Beach, Hepburn
          36 Toronto Street, Suite 1000
          Toronto, Ontario   M5C 2C5
          Fax No.:  (416) 350-3510

          and

          Brian G. Lloyd, Esq.
          Kimball, Parr, Waddoups, Brown & Gee
          185 South State Street, Suite 1300
          Salt Lake City, Utah  84111
          Fax No. (801) 532-7750

     if to TMI, to:

          Melvin L. Alter
          1936 East 23rd Avenue
          Spokane, Washington  99203
          Fax No. (509) 534-6306

     with a copy to:

          Keith D. Rieckers, Esq.
          Lukins & Annis, P.S.
          717 West Sprague Ave., Suite 1600
          Spokane, Washington  99204
          Fax No. (509) 747-2323


     6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     6.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Fine Gold, Altair, TMI and each of the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder or under the Plan of Merger, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     6.11 SEVERABILITY. Any term or provision of this Agreement, or the Plan of Merger that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof or thereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement and the Plan of Merger shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.12 CONSTRUCTION. The Parties have jointly participated in the negotiation and drafting of this Agreement and the Plan of Merger. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Plan of Merger shall be construed as if drafted jointly by all Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement or the Plan of Merger. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties acknowledge that certain of the representations and warranties herein and in the Plan of Merger, together with the indemnification provisions herein, are intended to allocate risk and economic cost as between Fine Gold, Altair, TMI and the holders of the TMI Common Stock in the event such representations, warranties and covenants are breached.

     6.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     6.14 REMEDIES. Each of the Parties acknowledges and agrees that each other Party would be damaged irreparably in the event any of the provisions of this Agreement or the Plan of Merger are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and the Plan of Merger and to enforce specifically this Agreement and the Plan of Merger and the terms and provisions hereof and thereof in any action instituted in any court of the United States or any state thereof, or in any courts of Canada or any province thereof, having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     6.15 ATTORNEY'S FEES. If any legal action or other proceeding is brought for enforcement of this Agreement or the Plan of Merger because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or the Plan of Merger, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

                             ARTICLE 7 - DEFINITIONS

     7.1 DEFINITIONS. For purposes of this Agreement, unless the context otherwise clearly requires, the following terms shall have the meanings specified or referred to below:

     "ASE" means the Alberta Stock Exchange.

     "AFFILIATE" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person.

     "ALTAIR COMMON STOCK" means the voting common shares in the capital of Altair, no par value.

     "ARTICLES OF MERGER" has the meaning set forth in Section 1.1(c).

     "CCJ" means the Campbell Centrifugal Jig, a mineral processing device incorporating technology for the separation and recovery of fine heavy mineral particles which are not presently recoverable utilizing conventional technologies or processes, which device and technology are covered by U.S. Patents Nos. 4279741 and 4998986 and the other patent rights described on
SCHEDULE 5.1(h).

     "CLOSING" means the closing of the Merger as contemplated pursuant to
Section 1.3.

     "CODE" means the Internal Revenue Service Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Fine Gold, Altair or TMI other than any such information that (i) is generally available to or known by the public immediately prior to the time of disclosure (except through the actions or inactions of TMI or any holder of TMI Common Stock), (ii) is available on a non-confidential basis (except through the actions or inactions of TMI or any holder of TMI Common Stock) or (iii) has been acquired or developed independent from TMI or any holder of TMI Common Stock.

     "DISSENTING SHAREHOLDER" means a holder of Dissenting Shares.

     "DISSENTING SHARES" means those shares of TMI Common Stock, if any, held by Persons exercising dissenter's rights in accordance with the Washington Act.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EFFECTIVE TIME" means the time the Merger becomes effective as described in Section 1.4(c).

     "ENVIRONMENTAL LAWS" means any and all laws, statutes, ordinances, judgments, injunctions, decrees, regulations, rules and orders of any Governmental Authority relating to pollution or the protection of human health or the environment or to emissions, discharges, releases or threatened releases of any substance that is regulated by any Governmental Authority or that has been designated by any Governmental Authority to be toxic, hazardous, radioactive or otherwise a danger to health or the environment.

     "ESCROW AGENT" means the Person designated as such pursuant to the terms of the Escrow Agreement.

     "ESCROW AGREEMENT" has the meaning set forth in Section 1.1(e).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 5.1 (i).

     "FINE GOLD COMMON STOCK" means the issued and outstanding common stock of Fine Gold, $.01 par value, immediately preceding the Effective Time.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any U.S., Canadian, state, provincial, local or foreign court or governmental, administrative or regulatory authority or agency.

     "HAZARDOUS MATERIAL" means any substance that is regulated by any Governmental Authority or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment.

     "INDEBTEDNESS" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as Liabilities of such Person, and in any event, regardless of how classified in accordance with GAAP, shall include (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, and (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of such seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property.

     "INTELLECTUAL PROPERTY" means all patents, trademarks, service marks, copyrights, computer software, data and documentation, trade secrets and confidential business information, and copies and tangible embodiments thereof in whatever form or medium.

     "KNOWLEDGE" means knowledge that a reasonable person under similar circumstances would have after reasonable investigation and inquiry (including with legal counsel).

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MERGER" means the merger described in Article 1 of this Agreement.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of a Person consistent with past custom and practice of that Person (including with respect to quantity, value, amount and frequency).

     "PERSON" means any natural person, corporation, limited liability company, partnership, association, venture, trust, estate, company or any other natural or juridical entity of any nature.

     "PLAN OF MERGER" has the meaning set forth in Section 1.1.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien.

     "SHAREHOLDERS" means the individuals identified as such on the signature pages hereof.

     "SHARES" means the shares of Altair Common Stock being received by the holders of Common Stock in exchange for TMI Common Stock pursuant to the Merger.


     "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, levy, fee, impost, charge or duty of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TMI COMMON STOCK" means the issued and outstanding common stock of TMI, $.005 par value, immediately preceding the Effective Time.

     "TMI DISCLOSURE SCHEDULES" has the meaning set forth in Section 5.1.

     "TMI OPTIONS" means the non-qualified options to acquire 1,671,251 shares of TMI Common Stock described on SCHEDULE 5.1(b).

     "WARRANT" has the meaning set forth in Section 1.1(h).

     "WARRANT CERTIFICATE" has the meaning set forth in Section 1.1(h).

     "WARRANT SHARES" has the meaning set forth in Section 1.1(h).

     "WASHINGTON ACT" means the Washington Business Corporation Act.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        Fine Gold Recovery Systems, Inc.,
                                           a Nevada corporation


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                        Altair International Gold Inc.,
                                           an Ontario corporation


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                                        Trans Mar, Inc.,
                                           a Washington corporation


                                        By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

The following holders of the TMI Common Stock, by their execution below, approve the execution of this Agreement by TMI and agree to vote their shares of TMI Common Stock for approval of the Merger and the Merger Agreement as set forth herein:


-----------------------------------
Melvin L. Alter


-----------------------------------
Dorothy E. Alter


-----------------------------------
Raymond F. Foster


-----------------------------------
Wallace D. Henderson


-----------------------------------
Dr. John F. Hunt

-----------------------------------
Carolyn Milberg


-----------------------------------
Irving Milberg


-----------------------------------
Colina Negra, S.A.
     a ______________________


By:
   -----------------------------------
Title:
      --------------------------------


Giller Family Revocable Living Trust
     a ______________________


By:
   -----------------------------------
Title:
      --------------------------------


Dr. John F. Hunt Defined Benefit Plan
     a ______________________


By:
   -----------------------------------
Title:
      --------------------------------


D.M.P. Trust
     a ______________________


By:
   -----------------------------------
Title:
      --------------------------------


Wright Family Trust
     a ______________________


By:
   -----------------------------------
Title:
      --------------------------------

                          AMENDMENT TO MERGER AGREEMENT


     THIS AMENDMENT TO MERGER AGREEMENT (the "AMENDMENT") is entered into this 22nd day of February, 1996, by and among ALTAIR INTERNATIONAL GOLD INC., an Ontario corporation ("ALTAIR"), FINE GOLD RECOVERY SYSTEMS INC., a Nevada corporation which is a wholly-owned subsidiary of Altair ("FINE GOLD"), TRANS MAR, INC., a Washington corporation ("TMI"), and the individual shareholders of TMI identified on the signature page hereto (collectively, the "PERFORMANCE SHAREHOLDERS").


                              W I T N E S S E T H:

     WHEREAS, as of February 8, 1996, Altair, Fine Gold and TMI entered into a Merger Agreement (the "AGREEMENT") pursuant to which TMI proposed to merge with and into Fine Gold and Altair proposed to issue to the shareholders of TMI voting common shares of the capital stock of Altair (the "ALTAIR COMMON STOCK") in exchange for all of the outstanding shares of the capital stock of TMI (the "MERGER"); and

     WHEREAS, the Agreement provides that the issuance of the shares of Altair Common Stock to the shareholders of TMI is conditioned upon Altair's receipt of all necessary approvals of the Alberta Stock Exchange (the "ASE"); and

     WHEREAS, as a condition to its approval of the Merger, the ASE has required that the terms of the Merger be modified to provide that certain shares of Altair Common Stock to be issued to existing shareholders of TMI be held in escrow until released on terms acceptable to the ASE; and

     WHEREAS, upon the terms and subject to the conditions set forth in this Amendment, Altair, Fine Gold, TMI and the Performance Shareholders desire to amend the terms of the Merger Agreement and modify the terms of the Merger as required by the ASE.


     NOW, THEREFORE, in consideration of the premises and covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Except as expressly set forth in this Amendment, capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement.

     2. MODIFICATION OF TERMS. Subject to the terms and conditions set forth in this Amendment, Altair, Fine Gold, TMI and the Performance Shareholders hereby agree to modify the terms and conditions of the Agreement as follows:

     2.1 Upon the execution of this Amendment, Section 1.1(e) of the Agreement shall be deleted and shall be replaced with a new Section 1.1(e) which shall read in its entirety as follows:

          (e)  ESCROW OF SHARES.

               (i) Pursuant to the terms of Escrow Agreements substantially in the form of EXHIBITS 1.1(e)(1) AND (2) attached to this Agreement (the "ESCROW AGREEMENTS") to be executed by and between Altair and the Escrow Agent prior to the Closing, and subject to the approval of the ASE, including, without limitation, the restrictions set forth in Sections 1.1(e)(ii) and
     (iii) below, Altair shall, consistent with the provisions of Section 1.2, transfer and deliver to the Escrow Agent for the benefit of the holders of the TMI Common Stock all of the Shares. The Shares shall be held by the Escrow Agent for distribution to the holders of the TMI Common Stock at the times and in the manner set forth in the Escrow Agreements.
     During the period that the Escrow Agent shall hold the Shares, all cash dividends received by the Escrow Agent shall be paid to the holders of the Shares entitled thereto. Any shares of Altair Common
     Stock received by the Escrow Agent in respect of the Shares shall be held in escrow pending distribution of the Shares pursuant to the terms of the Escrow Agreements and this Agreement. During such period, the Escrow Agent shall take such other actions as are necessary or appropriate in order to achieve the purposes contemplated under this Agreement.

               (ii) The Escrow Agreement attached hereto as EXHIBIT 1.1(e)(1) (the "PRINCIPAL ESCROW AGREEMENT") shall provide that Seven Hundred Fifty Thousand (750,000) Shares will be placed in escrow and released, in the amounts and at the times set forth on SCHEDULE 1.1(e)(ii) attached to this Agreement (a copy of such schedule is also attached to an Amendment to Merger Agreement dated February 22, 1996), over a period of five calendar quarters.

               (iii) The remaining One Million One Hundred Seventy Thousand (1,170,000) Shares (the "PERFORMANCE SHARES") will be placed in escrow subject to the requirements of the Escrow Agreement attached hereto as EXHIBIT 1.1(e)(2) (the "PERFORMANCE ESCROW AGREEMENT"), including, without limitation, the following requirements:

                    (A) One Performance Share shall be released from escrow for each One and 80/100 Canadian Dollars (Cdn$1.80) recognized by Altair as cash flow from, or associated with, the operation, sale, license or lease of the CCJ by Altair or Fine Gold after the Closing;

                    (B) The Performance Shares which are released from escrow pursuant to subparagraph (A) above will be released as soon as practicable following Altair's receipt of approval of each such release from the ASE subsequent to the respective anniversaries of the date of the Closing; PROVIDED, HOWEVER, that not more than Three Hundred Ninety Thousand (390,000) Performance Shares shall be released from escrow during any twelve-month period commencing on any of the first three anniversaries of the date of the Closing;

                    (C)  Subject to the restrictions set forth in this
          Section 1.1(e)(iii), Performance Shares which are released from escrow shall be released to the following Shareholders in the amounts and at the times set forth on SCHEDULE 1.1(e)(iii) attached to this Agreement (a copy of such schedule is also attached to an Amendment to Merger Agreement dated February 22, 1996) on a pro rata basis, based upon the percentages set forth below, and shall be subject to the restrictions on transfer set forth in Section 1.2(d) of this Agreement: Melvin L. Alter and Dorothy E. Alter (24.74 percent), Colina Negra, S.A. (47.31 percent), Wallace D.

          Henderson (14.28 percent), the D.M.P. Trust (8.47 percent) and the Wright Family Trust (5.20 percent);

                    (D) Except as otherwise permitted by the ASE, any Performance Shares which are not released from escrow prior to the fifth anniversary of the date of the Closing will be cancelled and the Performance Shareholders will have no claim against Altair, Fine Gold, the ASE or any Shareholder therefor; and

                    (E) No Performance Shares shall be released from escrow except as permitted by the Performance Escrow
          Agreement and the ASE.

               (iii) The Escrow Agent shall have the exclusive authority to act on behalf of the holders of the Shares for all purposes under the terms of this Agreement including, without limitation, providing such consents, waivers, amendments and modifications as the Escrow Agent may consider appropriate.


     2.2 Except as expressly set forth in this Section 2, all references in the Agreement to the "Escrow Agreement" shall be revised to refer to the "Escrow Agreements."

     3. EXECUTION OF ESCROW AGREEMENT. By their execution of this Amendment, the Performance Shareholders acknowledge and agree that they have read and understand the escrow restrictions set forth in Section 2 above. Each of the Performance Shareholders further authorizes Melvin L. Alter to execute the Escrow Agreements on behalf of the Performance Shareholder on substantially the terms set forth above and agrees to be bound by the terms thereof as if the Escrow Agreements were executed by the Performance Shareholder.

     4. INTEGRATED AGREEMENT AND AMENDMENT. The Agreement, as amended by this Amendment, and the other agreements, documents, obligations and transactions contemplated thereby, constitute the entire agreement between Altair, Fine Gold, TMI and the Performance Shareholders regarding the subject matter hereof.

     5. RATIFICATION. In all respects, other than as specifically set forth in this Amendment, the Agreement shall remain unaffected by this Amendment, and the Agreement shall continue in full force and effect, subject to the terms and conditions thereof.

     6. FURTHER ASSURANCES. Each of Altair, Fine Gold and TMI and each of the Performance Shareholders shall execute any and all further documents, agreements and instruments, and take all further actions which may be required or desirable under applicable law, or which Altair or Fine Gold may, in their reasonable discretion, require in order to effectuate the transactions contemplated by the Agreement.

     7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                       "ALTAIR"

                                       ALTAIR INTERNATIONAL GOLD INC.,
                                          an Ontario corporation



                                       By: /s/ William P. Long
                                           ----------------------------------
                                               William P. Long
                                       Its: Chief Executive Officer
                                           ----------------------------------


                                       "FINE GOLD"

                                       FINE GOLD RECOVERY SYSTEMS INC.,
                                            a Nevada corporation


                                       By: /s/ C. Patrick Costin
                                           ----------------------------------
                                               C. Patrick Costin
                                       Its: President
                                           ----------------------------------


                                       "TMI"

                                       TRANS MAR, INC.,
                                           a Washington corporation



                                       By: /s/ Melvin L. Alter
                                           ----------------------------------
                                               Melvin L. Alter
                                       Its: President
                                           ----------------------------------


                                       "PERFORMANCE SHAREHOLDERS"

                                       MELVIN L. ALTER, an individual

                                       Melvin L. Alter
                                       --------------------------------------


                                       DOROTHY E. ALTER, an individual


                                       /s/ Dorothy E. Alter
                                       --------------------------------------
                                           Dorothy E. Alter

                                       WALLACE D. HENDERSON, an individual

                                       /s/ Wallace D. Henderson
                                       ---------------------------------------


                                       COLINA NEGRA, S.A.
                                           a Costa Rican Corporation


                                       By: /s/ Sylvia Morales Gongora
                                           ------------------------------------
                                       Its: President
                                           ------------------------------------


                                       D.M.P. TRUST,
                                           a
                                             --------------------


                                       By: [ILLEGIBLE]
                                           -----------------------------------
                                       Its: Trustees
                                           -----------------------------------



                                       WRIGHT FAMILY TRUST,
                                           a
                                             ----------------


                                       By:  Susan M. Wright
                                           -----------------------------------
                                       By:  Harold R. Wright
                                           -----------------------------------
                                       Its: Trustees
                                           -----------------------------------